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04/10/96















                                      BONUS PLAN

                               DUPONT PHOTOMASKS, INC.


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                                      BONUS PLAN
                                         FOR
                               DU PONT PHOTOMASKS, INC.


I.  PURPOSE

         The purposes of this Bonus Plan for Du Pont Photomasks, Inc. (the "Plan") are: (a) to provide greater incentive for employees to exert their best efforts on behalf of the Du Pont Photomasks, Inc. ("DPI" or "the Company") by rewarding them for services rendered with compensation, varied by performance, that is in addition to their regular salaries; (b) to attract and retain in the employ of DPI persons of outstanding competence; and, (c) to further the identity of interests of such employees with those of DPI.


II. FORM OF BONUS

         Bonuses under this Plan will be paid in cash.


III.     LIMITATIONS ON BONUS

    1. Bonus grants under this Plan shall be made from the Bonus Fund which shall be determined and credited annually by the Compensation Committee of DPI. The Bonus Fund shall not exceed 160% of the total approved Bonus targets for those employees expected to participate in the Plan in any given year.

    2. The Bonus Fund in any given year shall not exceed six percent (6%) of the Company's pre-tax earnings.

    3. Bonus grants for each year need not have an aggregate value equal to the entire amount available in the Bonus Fund. Any unawarded portion of said fund shall not be carried forward and will not be available for grants in a succeeding year or years.


IV. ADMINISTRATION

    1. Except as otherwise specifically provided, the Plan shall be administered by the Compensation Committee of the Board of Directors of DPI, and the members thereof shall be ineligible for grants under this Plan while serving on said Committee.

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    2.   The decision of the Compensation Committee with respect to any questions arising as to interpretation of this Plan, including the severability of any and all of the provisions hereof, shall be final, conclusive, and binding.


V.  ELIGIBILITY FOR BONUS

    1. A Bonus under the Plan may be granted to any employee who has contributed in a general way to the Company's success by his or her ability, efficiency, and loyalty, consideration being given to those employees who have contributed the most, and to those with ability to succeed in more important managerial responsibility in DPI. A Bonus may also be granted to:

    (a)  a person performing services on a consultant basis,

    (b) an employee who retired or plans to retire by separation from service from the Company or a plan company at age 62 or greater,

    (c)  a former employee terminated on account of lack of work, and

    (d)  the surviving spouse or estate of a deceased employee.

    2. Except as set forth in subparagraphs (a) to (d) of the preceding paragraph, to be eligible for a Bonus grant an employee shall be employed by DPI or a plan company as of the date final action is taken on a grant under this Plan and shall be expected to continue in the employ of such company.

    3. For purposes of this Plan, the term "employee" shall include an employee of a corporation or other business entity in which DPI shall directly or indirectly own fifty percent or more of the outstanding voting stock or other ownership interest. The term "plan company" as used in this Plan shall mean a business entity whose employees are eligible for grants under this Plan.

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VI. BONUS GRANTS

    1. A performance goal based on the Company's earnings and cash flow will be set annually by the Board of Directors. Target bonus grants will be established based on the position of eligible employees and computed as a percentage of the employees salary. The amount of bonus paid will be based on the employee's target bonus grant, the performance of the Company compared with the performance goal and individual contribution by the employee.

    2. The Committee shall determine each year the total amount of the Bonus fund to be distributed. Subject to Article VIII, any Bonus for any fiscal year shall be delivered as soon as practicable after the close of such fiscal year.

    3. Annually upon the approval of Bonus grants, each beneficiary shall be informed of his or her grant and that such a grant is subject to the applicable provisions of the Plan.


VII.     RECOMMENDATIONS AND APPROVAL OF GRANTS

    1. Recommendations for grants to members of the Board of Directors shall be made by the Compensation Committee. Recommendations for grants to employees shall be made to the Compensation Committee by the Chairman of DPI.

    2. Any grant to a director shall be made in the sole discretion of the Board of Directors, a majority of whose members taking final action on any such grant shall be ineligible for grants under Article V. Any grant to an employee who is not a member of the Board of Directors shall be made in the sole discretion of the Compensation Committee which shall take final action on any such grant. No persons shall have a right to a grant under this Plan until final action has been taken for such grant. At the discretion of the Compensation Committee, grants to employees of a plan company may be made subject to approval by the Board of Directors or other management group of such plan company.

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VIII. DELIVERY

         Grants under this Plan shall be delivered to the beneficiary promptly, or at such future times and under such terms and conditions as the Compensation Committee may determine. If it is determined that the grant be delivered promptly to the beneficiary, that beneficiary may be granted the option to defer delivery of the grant to the extent provided in terms and conditions established by the Compensation Committee.


IX. AMENDMENTS

         While it is the present intention of the Company to approve grants annually, when performance warrants such grants, the Company reserves the right to modify this Plan from time to time or to repeal the Plan entirely, or to direct the discontinuance of grants either temporarily or permanently; provided, however, that no modification of this Plan shall operate to annul, without the consent of the beneficiary, a grant already approved hereunder; provided, also, that no modification without approval of the Compensation Committee shall increase the maximum amount which may be credited to the Bonus Fund as herein above provided.


X.  MISCELLANEOUS

         All expenses and costs in connection with the administration of this Plan shall be borne by DPI and no part thereof shall be charged against the Bonus Fund.

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                                     Attachment I



                               DU PONT PHOTOMASKS, INC.
                                 TARGET BONUS GRANTS
                    (Effective beginning with fiscal 1996 grants)


Target bonus grants will continue below Level 4 to provide the opportunity for any Du Pont Photomasks, Inc. employee to be recommended for a Bonus grant.


                       TARGET GRANT AS A % OF U.S. SALARY GUIDE


         Level                              Current Targets for
                                         Du Pont Photomasks, Inc.

         CEO                                     50%
         COO                                     40%
          9                                      35%
         8A                                      30%
          8                                      30%
         7A                                      25%
          7                                      25%
         6A                                      20%
          6                                      16%
         5A                                      14%
          5                                      12%
         4A                                      10%
          4                                      10%
         3A                                       8%
          3                                       8%
         2A                                       8%
          2                                       8%
         1A                                       8%
          1                                       8%
         C-A                                      8%


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